Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND FULL-YEAR 2005 RESULTS

— Provides Sales and Earnings Projections for 2006 —

•      Net sales for the full year of 2005 were $2.63 billion, down 0.7 percent over 2004. Core net sales* for the year grew 5.0 percent. For the fourth quarter, net sales were $646.2 million, down 7.7 percent from the fourth quarter of 2004.

•      Adjusted* full-year diluted earnings per share were $1.91 versus $1.82 for 2004. Adjusted* fourth-quarter diluted earnings per share were $0.32 versus $0.40 last year.

•      GAAP full-year diluted earnings per share were $1.46 versus $1.92 in 2004. GAAP fourth-quarter diluted earnings per share were $0.16 versus $0.31 last year.

LAKE FOREST, Ill., Feb. 28, 2006 — Hospira, Inc. (NYSE:HSP), one of the largest hospital products manufacturers in the United States, today reported results for the fourth quarter and full year ended Dec. 31, 2005.

“We completed our first full year as a public company with strong operating results,” said Christopher B. Begley, chief executive officer, Hospira. “Our core net sales* grew 5 percent in 2005 — better than our expectations — and we made substantial progress in what was a critical year of transition for us, thanks to the hard work and commitment of our employees. Looking forward for 2006, we are building on the momentum we generated in 2005, and expect to see the investments in our new product development begin to pay off. In addition to completing the spin-off transition in 2006, we will continue to work toward achieving our longer-term financial goals.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

-MORE-

Certain results in this press release are discussed on both a U.S. Generally Accepted Accounting Principles (GAAP) and a non-GAAP (adjusted) basis. A description of the adjusted financial information is provided in the section “Use of Non-GAAP Financial Measures” contained in this press release. A reconciliation of the adjusted financial information to the most comparable GAAP measure is contained in the schedules attached to the press release.

Financial and Operating Review

Consolidated net sales in the quarter decreased 7.7 percent to $646.2 million, compared to $700.3 million in the fourth quarter of 2004. A schedule detailing sales by product line for the fourth quarters and the full years of 2005 and 2004 is attached to this press release.

In the fourth quarter of 2005, compared to the same quarter of 2004, the components of change in consolidated net sales were as follows:

•      Termination of the Berlex agreement to distribute its imaging agents — unfavorable (7.5) percentage points,

•      Unfavorable impact of 2004 pump lease adjustment relating to prior periods — (2.0) percentage points,

•      Foreign currency translation — unfavorable (0.2) percentage point,

•      Improved volume and mix (excluding Berlex and the pump lease adjustment noted above) — 0.7 percentage point, and

•      Favorable pricing — 1.3 percentage points.

Gross profit in the quarter was $185.3 million, a decrease of 13.3 percent from $213.8 million in the same period last year. Gross margin in the quarter was 28.7 percent, compared to 30.5 percent in the prior year’s fourth quarter. Adjusted* gross profit declined 2.7 percent to $210.6 million, compared to $216.3 million in the same quarter of 2004. The adjusted* gross margin for the fourth quarter of 2005 improved to 32.6 percent from 30.9 percent last year.

The adjusted* gross margin improvement was primarily attributable to:

•      Improved volume and mix — 3.7 percentage points, of which 1.8 percentage points represented the impact of the termination of the Berlex agreement,

•      Favorable pricing — 0.9 percentage point,

•      Higher commodity costs — (1.0) percentage point,

•      Favorability in 2004 related to a lower rate of returned goods versus historical experience — (1.0) percentage point, and

•      Higher freight and distribution costs — (0.9) percentage point.

Research and development (R&D) expense rose 7.7 percent in the quarter to $42.1 million, or 6.5 percent of sales, compared to $39.0 million, or 5.6 percent of sales, in the fourth quarter of 2004. The company continues to increase its investment in R&D as part of its stated strategy to build its product pipeline to drive longer-term sales growth.

Selling, general and administrative (S,G&A) expense in the quarter was $112.8 million, compared to $107.7 million in the fourth quarter of 2004. As a percentage of sales, S,G&A was 17.5 percent in the quarter, compared to 15.4 percent in 2004. Adjusted* S,G&A expense in the quarter was $103.9 million, or 16.1 percent of sales, compared to $92.7 million in the fourth quarter of 2004, or 13.2 percent of sales. The increase in the adjusted* S,G&A primarily was driven by higher ongoing, incremental costs associated with being an independent, public company.

Income from operations in the quarter was $30.4 million, compared to $67.1 million in the fourth quarter of 2004. The operating margin for the quarter was 4.7 percent, compared to 9.6 percent for the same period in 2004. Adjusted* income from operations in the quarter was $65.1 million, a decrease of 23.1 percent from $84.7 million in the fourth quarter of 2004. The adjusted* operating margin for the quarter was 10.1 percent, compared to 12.1 percent in 2004. The decrease was attributable to the higher R&D and S,G&A spending, which more than offset the improvement in gross margin.

Interest expense in the quarter was $7.3 million, compared to $7.8 million in the same period of 2004. The decline was primarily due to higher capitalized interest in the current quarter.

Other income was $5.7 million in the quarter, compared to other income of $1.5 million for 2004. The majority of the change is due to higher interest income.

Net income in the quarter was $26.6 million, compared to $49.5 million in the fourth quarter of 2004. Adjusted* net income for the quarter decreased 15.2 percent to $53.4 million, from $62.9 million in 2004. The tax rate for the quarter was 7.4 percent, compared to 18.6 percent in 2004. The company’s tax rate for the full year, excluding taxes of $9.1 million related to the repatriation of foreign earnings under the Jobs Creation Act of 2004, was 24.0 percent. This full-year rate was a decrease from the previously projected annual rate of 25.5 percent, primarily due to two factors: the proportionately greater-than-projected mix of income from lower-tax-rate jurisdictions, which was partially driven by the previously announced impairment charges, and a reduction in state tax expense due to certain state tax credits earned. As a result, the 2005 fourth-quarter tax rate reflects the adjustment necessary to provide for income taxes at the 24.0 percent rate for the full year, excluding the impact of the repatriation.

Full-Year 2005 Results

Results for the full year of 2005 reflect the company’s status as an independent public company. The 12 months of 2004 reflect results for the business operated as a part of Abbott Laboratories for the months of January through April, and as a stand-alone business for the subsequent eight months.

Consolidated net sales for 2005 were $2.63 billion compared to $2.65 billion in 2004, a decrease of 0.7 percent. Net sales for the year were favorably affected by foreign currency translation of $9.3 million. Excluding the benefit from foreign currency translation, net sales declined 1.0 percent over 2004.

Net income was $235.6 million, compared to $301.6 million in 2004. Diluted earnings per share were $1.46, compared to $1.92 last year. Adjusted* net income was $308.5 million, compared to $285.6 million last year. Adjusted* diluted earnings per share in 2005 were $1.91, compared to $1.82 in the prior year.

Cash Flow Items

Cash flow from operations for 2005 was $571.1 million, compared to $387.0 million in 2004.

Depreciation and amortization expense was $156.3 million for 2005, compared to $145.5 million in 2004. The increase is due to higher levels of capital spending.

Capital expenditures were $256.1 million for 2005, compared to $228.9 million for 2004. The increase is driven by spending related to building the company’s independent infrastructure, capacity expansion and ongoing projects.

Projections for 2006

Hospira projects that annual net sales growth for the 2006 year will be in the 4 to 6 percent range.

Adjusted* diluted earnings per share for 2006, which exclude the items listed below, are projected to be in the range of $2.05 to $2.10. The adjusted* operating margin is estimated to be in the 17.0 to 17.5 percent range, excluding options expense.

The reconciliation between the projected adjusted* diluted earnings per share and earnings per share on a GAAP basis is:

Diluted earnings per share — adjusted*	$2.05 - $2.10

Estimated non-recurring transition expenses related to transitioning into an independent, stand-alone company (mid-point of an estimated $0.10 to $0.12 per diluted share range for 2006)	$(0.11)

Estimated charges related to previously announced manufacturing optimization initiatives (mid-point of an estimated $0.25 to $0.29 per diluted share range for 2006)	$(0.27)

Diluted earnings per share — excluding options expense	$1.67 - $1.72

Estimated stock option expense	$(0.15)

Diluted earnings per share — GAAP basis	$1.52 - $1.57

In addition, the company projects that cash flow from operations in 2006 will be in the $520 million to $570 million range. Depreciation and amortization is projected to range between $150 million to $160 million. Capital expenditures are projected to be in the $230 million to $260 million range.

*Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP in the United States included within this press release, Hospira has provided certain information that is considered to be non-GAAP financial measures. As used in this press release, “adjusted” refers to operating performance measures that exclude the non-recurring transition expenses in 2005 and 2004 related to becoming an independent, stand-alone company; charges related to the company’s manufacturing optimization initiatives, which in 2005 included the sale of the Salt Lake City facility to ICU Medical, Inc. and the planned closing of the Donegal, Ireland facility; impairment charges in 2005 related to the Montreal, Canada and Ashland, Ohio facilities; the tax impact of the repatriation of foreign earnings in 2005; and a curtailment gain in 2004.

“Core net sales,” as used in this press release, refer to Hospira’s consolidated net sales excluding U.S. and international sales to Abbott, sales of Berlex imaging agents under the arrangement that terminated during the second quarter of 2005, and the impact of foreign exchange translation. Management believes that core net sales provide investors an additional measure to assess the underlying sales trend of Hospira’s ongoing business.

Management believes that the charges, gains and sales which are excluded in the manner described above are not necessarily indicative of the company’s base business results. Therefore, management believes that these non-GAAP financial measures, when presented together with, and reconciled to, the comparable measures presented in accordance with GAAP, are useful to both management and investors in their analysis of the company’s ongoing business and operating performance. Management believes that such presentation enables investors to have more complete information with which to assess the company’s base results of operation and prospects. Such presentation also facilitates period-to-period comparison of Hospira’s base operating results. In addition, management uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

In the fourth quarter of 2005, Hospira incurred non-recurring pre-tax transition expenses of $15.0 million ($11.4 million, or $0.07 per share, after tax) related to establishing an independent infrastructure. Also included in the fourth quarter 2005 GAAP diluted earnings per share are $0.09 per share for charges related to the planned closing of the Donegal, Ireland facility and impairment charges related to the Montreal, Canada and Ashland, Ohio facilities.

In the fourth quarter of 2004, Hospira incurred non-recurring pre-tax transition expenses of $17.6 million ($13.4 million, or $0.09 per share, after tax) related to establishing an independent infrastructure.

For the full year of 2005, Hospira incurred non-recurring pre-tax transition expenses of $46.0 million ($35.0 million, or $0.21 per share, after tax) related to establishing an independent infrastructure. The company has previously stated that these non-recurring transition expenses are expected to total approximately $100 million over the 24-month period ending April 30, 2006. Of these costs, a total of $78.4 million has been incurred through Dec. 31, 2005. Also included in the full-year 2005 GAAP diluted earnings per share are $0.18 per share for charges associated with the impairment related to the Montreal, Canada and Ashland, Ohio facilities and the company’s manufacturing optimization initiatives, which for 2005 included the planned closing of the company’s Donegal, Ireland facility and the sale of the Salt Lake City manufacturing facility; and $0.06 per share related to the company’s decision to repatriate undistributed foreign earnings of $175.0 million under the Jobs Creation Act of 2004.

For the 2004 full year, the non-recurring pre-tax transition expenses were $32.4 million ($24.4 million, or $0.16 per share, after tax). The 2004 results also include the one-time, non-cash curtailment gain of $64.6 million ($40.4 million, or $0.26 per share, after tax) recorded in the second quarter of 2004.

Webcast

A conference call for investors and media will be held at 9 a.m. Central Time, Tuesday, Feb. 28, 2006. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup to receive the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered in Lake Forest, Ill., north of Chicago, Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the factors, risks and uncertainties set forth under the heading “Item 1 Business — Risk Factors” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, filed with the Securities and Exchange Commission (SEC) and in Hospira’s other SEC filings, including its quarterly reports on Form 10-Q, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Tareta Adams
(224) 212-2535

###

Hospira, Inc.

Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except for per share amounts)

	Three Months Ended December 31			Twelve Months Ended December 31
	2005	2004	% Change	2005	2004	% Change
Net sales	$608,485	$654,303	(7.0)	$2,457,588	$2,465,052	(0.3)
Net sales to Abbott Laboratories	37,665	46,013	(18.1)	169,108	179,984	(6.0)
Total Net Sales	646,150	700,316	(7.7)	2,626,696	2,645,036	(0.7)

Cost of products sold	460,850	486,508	(5.3)	1,777,640	1,858,435	(4.3)
Gross Profit	185,300	213,808	(13.3)	849,056	786,601	7.9

Research and development	42,067	39,049	7.7	138,834	119,583	16.1
Selling, general and administrative	112,840	107,664	4.8	373,607	304,004	22.9
Curtailment of post-retirement medical and dental benefits	—	—	nm	—	(64,636)	nm
Income From Operations	30,393	67,095	(54.7)	336,615	427,650	(21.3)

Interest expense	7,334	7,806	(6.0)	28,276	18,758	50.7
Other (income), net	(5,646)	(1,484)	nm	(13,736)	(2,628)	nm
Income Before Income Taxes	28,705	60,773	(52.8)	322,075	411,520	(21.7)

Income tax expense	2,128	11,297	(81.2)	86,437	109,968	(21.4)
Net Income	$26,577	$49,476	(46.3)	$235,638	$301,552	(21.9)

Earnings Per Common Share:
Basic	$0.16	$0.32	(50.0)	$1.48	$1.93	(23.3)
Diluted	$0.16	$0.31	(48.4)	$1.46	$1.92	(24.0)

Weighted Average Common Shares Outstanding:
Basic	161,171	156,401	3.0	159,275	156,187	2.0
Diluted	164,144	158,047	3.9	161,634	157,160	2.8

Hospira, Inc.

Reconciliation of Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,
	2005				2004				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$608,485	$—		$608,485	$654,303	$—		$654,303	(7.0)	(7.0)
Net sales to Abbott Laboratories	37,665	—		37,665	46,013	—		46,013	(18.1)	(18.1)
Total Net Sales	646,150	—		646,150	700,316	—		700,316	(7.7)	(7.7)

Cost of products sold	460,850	(25,281	)(A)	435,569	486,508	(2,511	)(B)	483,997	(5.3)	(10.0)
Gross Profit	185,300	25,281		210,581	213,808	2,511		216,319	(13.3)	(2.7)

Research and development	42,067	(531	)(B)	41,536	39,049	(87	)(B)	38,962	7.7	6.6
Selling, general and administrative	112,840	(8,934	)(B)	103,906	107,664	(14,965	)(B)	92,699	4.8	12.1
Income From Operations	30,393	34,746		65,139	67,095	17,563		84,658	(54.7)	(23.1)

Interest expense	7,334	—		7,334	7,806	—		7,806	(6.0)	(6.0)
Other (income), net	(5,646)	—		(5,646)	(1,484)	—		(1,484)	nm	nm
Income Before Income Taxes	28,705	34,746		63,451	60,773	17,563		78,336	(52.8)	(19.0)

Income tax expense	2,128	7,963	(C)	10,091	11,297	4,145	(D)	15,442	(81.2)	(34.7)
Net Income	$26,577	$26,783		$53,360	$49,476	$13,418		$62,894	(46.3)	(15.2)

Earnings Per Common Share:
Basic	$0.16	$0.17		$0.33	$0.32	$0.09		$0.41	(50.0)	(19.5)
Diluted	$0.16	$0.16		$0.32	$0.31	$0.09		$0.40	(48.4)	(20.0)

Weighted Average Common Shares Outstanding:
Basic	161,171	161,171		161,171	156,401	156,401		156,401	3.0	3.0
Diluted	164,144	164,144		164,144	158,047	158,047		158,047	3.9	3.9

Statistics (as a% of Total Net Sales, except for income tax rate)
Gross Profit	28.7%			32.6%	30.5%			30.9%
R&D	6.5%			6.4%	5.6%			5.6%
SG&A	17.5%			16.1%	15.4%			13.2%
Income From Operations	4.7%			10.1%	9.6%			12.1%
Income Before Income Taxes	4.4%			9.8%	8.7%			11.2%
Net Income	4.1%			8.3%	7.1%			9.0%
Income tax rate	7.4%			15.9%	18.6%			19.7%

(A)—      Includes impairment charges of $13,074 related to the Montreal and Ashland, Ohio manufacturing facilities, $6,338 related to the planned Donegal, Ireland, manufacturing plant closure, $350 related to the sale of the Salt Lake City manufacturing plant to ICU Medical, and non-recurring transition costs of $5,519.

(B)—      Non-recurring transition costs.

(C)—      Includes the impact of decreasing the overall effective tax rate from 25.5% to 24.0%, and ($361) tax impact of earnings repatriation related to The American Jobs Creations Act.

(D)—      Includes the impact of decreasing the overall effective tax rate from 26.0% to 24.7%.

Hospira, Inc.

Reconciliation of Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2005				2004				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$2,457,588	$—		$2,457,588	$2,465,052	$—		$2,465,052	(0.3)	(0.3)
Net sales to Abbott Laboratories	169,108	—		169,108	179,984	—		179,984	(6.0)	(6.0)
Total Net Sales	2,626,696	—		2,626,696	2,645,036	—		2,645,036	(0.7)	(0.7)

Cost of products sold	1,777,640	(48,722	)(A)	1,728,918	1,858,435	(4,819	)(B)	1,853,616	(4.3)	(6.7)
Gross Profit	849,056	48,722		897,778	786,601	4,819		791,420	7.9	13.4

Research and development	138,834	(906	)(B)	137,928	119,583	(279	)(B)	119,304	16.1	15.6
Selling, general and administrative	373,607	(34,249	)(B)	339,358	304,004	(27,123	)(B)	276,881	22.9	22.6
Curtailment of post-retirement medical and dental benefits	—	—		—	(64,636)	64,636	(C)	—	nm	nm
Income From Operations	336,615	83,877		420,492	427,650	(32,415)		395,235	(21.3)	6.4

Interest expense	28,276	—		28,276	18,758	—		18,758	50.7	50.7
Other (income), net	(13,736)	—		(13,736)	(2,628)	(189	)(B)	(2,817)	nm	nm
Income Before Income Taxes	322,075	83,877		405,952	411,520	(32,226)		379,294	(21.7)	7.0

Income tax expense	86,437	10,991	(D)	97,428	109,968	(16,234	)(C)	93,734	(21.4)	3.9
Net Income	$235,638	$72,886		$308,524	$301,552	$(15,992)		$285,560	(21.9)	8.0

Earnings Per Common Share:
Basic	$1.48	$0.46		$1.94	$1.93	$(0.10)		$1.83	(23.3)	6.0
Diluted	$1.46	$0.45		$1.91	$1.92	$(0.10)		$1.82	(24.0)	4.9

Weighted Average Common Shares Outstanding:
Basic	159,275	159,275		159,275	156,187	156,187		156,187	2.0	2.0
Diluted	161,634	161,634		161,634	157,160	157,160		157,160	2.8	2.8

Statistics (as a % of Total Net Sales, except for income tax rate)
Gross Profit	32.3%			34.2%	29.7%			29.9%
R&D	5.3%			5.3%	4.5%			4.5%
SG&A	14.2%			12.9%	11.5%			10.5%
Income From Operations	12.8%			16.0%	16.2%			14.9%
Income Before Income Taxes	12.3%			15.5%	15.6%			14.3%
Net Income	9.0%			11.7%	11.4%			10.8%
Income tax rate	26.8%			24.0%	26.7%			24.7%

(A) —     Includes an impairment charge of $2,429 and other charges of $13,754 related to the sale of the Salt Lake City manufacturing plant to ICU Medical, $8,616 related to the planned closure of the Donegal, Ireland, manufacturing plant, impairment charges of $13,074 related to the Montreal and Ashland, Ohio manufacturing facilities, and non-recurring transition costs of $10,849.

(B) —     Non-recurring transition costs.

(C) —     2004 curtailment gain ($64,636) is tax effected at 37.5%, while 2004 non-recurring transition costs were tax effected at 24.7%.

(D) —     Includes $9,139 tax impact of earnings repatriation related to The American Jobs Creation Act.

Hospira, Inc.

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	December 31	December 31
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$520,610	$127,695
Marketable securities	—	72,438
Net trade receivables	327,146	326,356
Inventory	510,268	518,324
Deferred income taxes	144,124	116,295
Prepaid expenses, deferred income taxes and other receivables	59,017	37,217
Total Current Assets	1,561,165	1,198,325

Net property and equipment	990,813	946,304
Intangible assets, net of amortization	14,926	1,057
Goodwill	89,197	80,973
Deferred income taxes	17,692	—
Other assets	115,389	116,131
Total Assets	$2,789,182	$2,342,790

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$2,579	$—
Trade accounts payable	129,865	101,537
Salaries, wages, and commissions	107,615	77,875
Other accrued liabilities	277,098	190,740
Due to Abbott, net	79,079	166,042
Total Current Liabilities	596,236	536,194
Due to Abbott, net	—	23,100
Long-term debt	695,285	698,841
Deferred income taxes	3,958	4,575
Post-retirement obligations and other long-term liabilities	165,836	96,161
Commitments and Contingencies	—	—
Total Liabilities	1,461,315	1,358,871
Total Shareholders’ Equity	1,327,867	983,919
Total Liabilities and Shareholders’ Equity	$2,789,182	$2,342,790

Hospira, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(dollars in thousands)

	Twelve Months Ended December 31
	2005	2004

Cash Flow From (Used in) Operating Activities:

Net income	$235,638	$301,552
Adjustments to reconcile net income to net cash from operating activities—
Depreciation	154,460	141,245
Amortization of intangibles	1,831	4,278
Impairment of long-lived assets	13,074	—
Curtailment of post-retirement medical and dental benefits	—	(64,636)
Trade receivables	(10,707)	(28,051)
Inventories	(9,722)	22,715
Prepaid expenses and other assets	(8,094)	(3,914)
Trade accounts payable and other liabilities	164,196	51,515
Other, net	30,411	(37,681)
Net Cash From Operating Activities	571,087	387,023

Cash Flow (Used in) From Investing Activities:

Acquisitions of property and equipment	(256,108)	(228,854)
Proceeds from asset dispositions	31,818	—
Acquisition of business	(23,590)	—
Purchase of intangibles and other investments	(8,990)	—
Purchase of marketable securities, net	—	(72,438)
Sales of marketable securities	72,438	—
Net Cash (Used in) Investing Activities	(184,432)	(301,292)

Cash Flow From (Used in) Financing Activities:

Net transactions with Abbott Laboratories prior to spin-off	—	24,209
Pre-distribution dividend to Abbott	—	(700,000)
Payment to Abbott for international assets	(116,727)	—
Issuance of long-term debt, net of fees paid	5,252	1,393,344
Repayment of long-term debt	(124)	(700,000)
Other borrowings, net	1,385	—
Proceeds from stock options exercised	118,819	23,046
Net Cash From Financing Activities	8,605	40,599

Effect of exchange rate changes on cash and cash equivalents	(2,345)	1,365

Net change in cash and cash equivalents	392,915	127,695
Cash and cash equivalents at beginning of period	127,695	—
Cash and cash equivalents at end of period	$520,610	$127,695

Hospira, Inc.

Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended December 31			Twelve Months Ended December 31
	2005	2004	Percent Change vs. Prior Year*	2005	2004	Percent Change vs. Prior Year*
U.S. —
Specialty Injectable Pharmaceuticals	$214	$233	(8.0)	$845	$894	(5.5)
Medication Delivery Systems	197	217	(8.7)	796	783	1.7
Injectable Pharmaceutical Contract Manufacturing	33	49	(33.2)	179	179	0.0
Sales to Abbott Laboratories	25	25	(2.8)	105	120	(12.6)
Other	68	63	7.1	263	244	7.3

Total U.S.	537	587	(8.5)	2,188	2,220	(1.5)

International —
Sales to Third Parties	96	92	3.9	375	365	2.7
Sales to Abbott Laboratories	13	21	(36.3)	64	60	7.0

Total International Sales	109	113	(3.6)	439	425	3.3

Consolidated Net Sales	$646	$700	(7.7)	$2,627	$2,645	(0.7)

Reconciliation of Consolidated Net Sales to Core Net Sales

	2005	2004	Percent Change vs. Prior Year*	2005	2004	Percent Change vs. Prior Year*

Consolidated Net Sales	$646	$700	(7.7)	$2,627	$2,645	(0.7)

Less:
Sales to Abbott Laboratories	(38)	(46)		(169)	(180)
Berlex imaging agents	—	(52)		(67)	(197)
Impact of foreign currency	2	—		(9)	—

Core Net Sales	$610	$602	1.4	$2,382	$2,268	5.0

* Percent change computed based on unrounded numbers.

Note:  Three months ended December 31, 2004 includes an adjustment to net sales of approximately $14 million related to prior periods resulting from the reclassification of certain drug delivery pump leases from operating to sales-type leases. Approximately one-half of the adjustment relates to 2003 and the remaining half relates to the first three quarters of 2004. The adjustment is not material to any prior period.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended December 31						Twelve Months Ended December 31
	Net Sales			Income from Operations			Net Sales			Income from Operations
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change	2005	2004 (1)	% Change

U.S.	$536,676	$586,808	(8.5)	$38,786	$77,785	(50.1)	$2,187,775	$2,220,070	(1.5)	$328,517	$404,876	(18.9)

International	109,474	113,508	(3.6)	10,410	14,558	(28.5)	438,921	424,966	3.3	68,407	88,723	(22.9)

Total reportable segments	$646,150	$700,316	(7.7)	49,196	92,343	(46.7)	$2,626,696	$2,645,036	(0.7)	396,924	493,599	(19.6)

Corporate functions				(18,803)	(25,248)	(25.5)				(60,309)	(65,949)	(8.6)
Income from operations				30,393	67,095	(54.7)				336,615	427,650	(21.3)
Other, net				(1,688)	(6,322)	nm				(14,540)	(16,130)	nm

Income before income taxes				$28,705	$60,773	(52.8)				$322,075	$411,520	(21.7)

(1) 2004 U.S. Income from operations includes curtailment benefit of $64,636.